Amkor Technology Reports Record Financial Results for the Third Quarter 2021

Third Quarter Highlights
•Record net sales $1.68 billion, up 20% sequentially and 24% year-on-year
•Record gross profit $325 million, record operating income $211 million
•Gross margin 19.3%, operating income margin 12.6%
•Record net income $181 million, record earnings per diluted share $0.74
•Record EBITDA $358 million

TEMPE, Ariz. - October 25, 2021 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the third quarter ended September 30, 2021.

“We delivered an outstanding third quarter with record revenue of $1.68 billion, up $274 million from the second quarter, reflecting a 20% sequential increase. All of our end markets set new record revenue levels this quarter,” said Giel Rutten, Amkor’s president and chief executive officer. “The organization rapidly and efficiently scaled for substantial growth, including ramps of multiple new product introductions in Communications and Consumer.”

Results	Q3 2021	Q2 2021	Q3 2020
	($ in millions, except per share data)
Net sales	$1,681	$1,407	$1,354
Gross margin	19.3%	19.4%	17.8%
Operating income	$211	$155	$127
Operating income margin	12.6%	11.0%	9.4%
Net income attributable to Amkor	$181	$126	$92
Earnings per diluted share	$0.74	$0.51	$0.38
EBITDA (1)	$358	$295	$255

(1) EBITDA is a non-GAAP financial measure. The reconciliation to the most directly comparable GAAP financial measure is included below under “Selected Operating Data.”

“High utilization and excellent factory execution drove record profitability in the third quarter,” said Megan Faust, Amkor’s executive vice president and chief financial officer. “With gross profit of $325 million and operating income of $211 million, we posted EPS of $0.74, nearly double the prior year period.”

At September 30, 2021, total cash and short-term investments was $0.8 billion, and total debt was $1.0 billion.

The company paid a quarterly dividend of $0.04 per share, representing a dividend payment of $9.8 million in the aggregate, on September 30, 2021 to stockholders of record as of September 7, 2021. The declaration and payment of future dividends, as well as any record and payment dates, are subject to the approval of the Board of Directors.

Business Outlook
“We expect our momentum to continue in the fourth quarter, with 20% year-on-year revenue growth for both the quarter and the full year,” said Rutten. “We remain confident in our strong market position within the fastest growing semiconductor markets of 5G, Automotive, High Performance Computing and IoT.”

Fourth quarter 2021 outlook (unless otherwise noted):

•Net sales of $1.59 billion to $1.69 billion
•Gross margin of 18.0% to 20.5%
•Net income of $140 million to $190 million, or $0.55 to $0.75 per diluted share
•Full year 2021 capital expenditures of approximately $775 million

Conference Call Information

Amkor will conduct a conference call on Monday, October 25, 2021, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. To access the live audio webcast and the accompanying slide presentation, visit the Investor Relations section of Amkor’s website, located at https://ir.amkor.com. The live call can also be accessed by dialing 1-877-407-4019 or 1-201-689-8337.

About Amkor Technology, Inc.

Amkor Technology, Inc. is one of the world’s largest providers of outsourced semiconductor packaging and test services. Founded in 1968, Amkor pioneered the outsourcing of IC packaging and test and is now a strategic manufacturing partner for the world’s leading semiconductor companies, foundries and electronics OEMs. Amkor’s operational base includes production facilities, product development centers, and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the USA. For more information, visit www.amkor.com.

Contact:

Jennifer Jue
Senior Director, Investor Relations and Finance
480-786-7594
jennifer.jue@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q3 2021	Q2 2021	Q3 2020
Net Sales Data:
Net sales (in millions):
Advanced products (1) (3)	$1,236	$980	$1,003
Mainstream products (2) (3)	445	427	351
Total net sales	$1,681	$1,407	$1,354

Packaging services	87%	85%	86%
Test services	13%	15%	14%

Net sales from top ten customers	64%	61%	63%

End Market Data:
Communications (handheld devices, smartphones, tablets)	43%	40%	43%
Consumer (connected home, set-top boxes, televisions, visual imaging, wearables)	22%	22%	25%
Automotive, industrial and other (driver assist, infotainment, performance, safety)	20%	22%	17%
Computing (data center, infrastructure, PC/laptop, storage)	15%	16%	15%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	48.3%	44.7%	46.9%
Labor	11.5%	13.1%	12.8%
Other manufacturing	20.9%	22.8%	22.5%
Gross margin	19.3%	19.4%	17.8%

(1) Advanced products include flip chip, memory and wafer-level processing and related test services.
(2) Mainstream products include all other wirebond packaging and related test services.
(3) Beginning in 2021, we are reporting memory net sales in Advanced products. Previously, memory net sales were reported in Mainstream products. Prior year amounts were reclassified to conform to current year presentation.

AMKOR TECHNOLOGY, INC.
Selected Operating Data
In this press release we refer to EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, our ability to service debt and our ability to fund capital expenditures. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measure Reconciliation:
	Q3 2021	Q2 2021	Q3 2020
	(in millions)
EBITDA Data:
Net income	$182	$126	$93
Plus: Interest expense	13	13	16
Plus: Income tax expense	17	16	16
Plus: Depreciation & amortization	146	140	130
EBITDA	$358	$295	$255

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
	(In thousands, except per share data)
Net sales	$1,681,000	$1,354,023	$4,413,685	$3,679,548
Cost of sales	1,356,168	1,112,938	3,550,499	3,057,235
Gross profit	324,832	241,085	863,186	622,313
Selling, general and administrative	72,581	77,781	223,538	224,623
Research and development	40,790	35,835	128,624	99,624
Total operating expenses	113,371	113,616	352,162	324,247
Operating income	211,461	127,469	511,024	298,066
Interest expense	12,896	16,404	38,333	49,461
Other (income) expense, net	(501)	2,415	(508)	1,567
Total other expense, net	12,395	18,819	37,825	51,028
Income before taxes	199,066	108,650	473,199	247,038
Income tax expense	17,219	15,753	44,875	33,504
Net income	181,847	92,897	428,324	213,534
Net income attributable to non-controlling interests	(993)	(746)	(1,855)	(2,070)
Net income attributable to Amkor	$180,854	$92,151	$426,469	$211,464

Net income attributable to Amkor per common share:
Basic	$0.74	$0.38	$1.75	$0.88
Diluted	$0.74	$0.38	$1.74	$0.87

Shares used in computing per common share amounts:
Basic	244,100	241,675	243,746	241,232
Diluted	245,942	242,592	245,611	241,937

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2021	December 31, 2020
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$545,592	$698,002
Restricted cash	929	1,007
Short-term investments	244,470	133,769
Accounts receivable, net of allowances	1,289,617	962,643
Inventories	445,918	297,293
Other current assets	48,598	40,218
Total current assets	2,575,124	2,132,932
Property, plant and equipment, net	2,901,564	2,566,002
Operating lease right of use assets	146,210	147,236
Goodwill	25,351	27,325
Restricted cash	3,508	3,188
Other assets	118,691	145,628
Total assets	$5,770,448	$5,022,311
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$140,380	$149,007
Trade accounts payable	815,877	636,434
Capital expenditures payable	393,660	181,339
Accrued expenses	389,068	349,207
Total current liabilities	1,738,985	1,315,987
Long-term debt	884,236	1,005,339
Pension and severance obligations	145,633	159,610
Long-term operating lease liabilities	76,955	84,420
Other non-current liabilities	164,960	102,996
Total liabilities	3,010,769	2,668,352

Stockholders’ equity:
Preferred stock	—	—
Common stock	290	289
Additional paid-in capital	1,973,207	1,953,378
Retained earnings	959,641	562,502
Accumulated other comprehensive income (loss)	15,936	27,270
Treasury stock	(219,061)	(217,740)
Total Amkor stockholders’ equity	2,730,013	2,325,699
Non-controlling interests in subsidiaries	29,666	28,260
Total equity	2,759,679	2,353,959
Total liabilities and equity	$5,770,448	$5,022,311

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended September 30,
	2021	2020
	(In thousands)
Cash flows from operating activities:
Net income	$428,324	$213,534
Depreciation and amortization	420,970	377,722
Other operating activities and non-cash items	22,222	20,368
Changes in assets and liabilities	(239,897)	(177,576)
Net cash provided by operating activities	631,619	434,048
Cash flows from investing activities:
Payments for property, plant and equipment	(491,425)	(275,531)
Proceeds from sale of property, plant and equipment	2,722	2,710
Payments for short-term investments	(348,822)	(475,696)
Proceeds from sale of short-term investments	70,085	37,633
Proceeds from maturities of short-term investments	165,774	86,216
Other investing activities	(34,703)	13,331
Net cash used in investing activities	(636,369)	(611,337)
Cash flows from financing activities:
Proceeds from revolving credit facilities	—	312,000
Payments of revolving credit facilities	—	(332,000)
Proceeds from short-term debt	15,514	86,769
Payments of short-term debt	(14,228)	(76,004)
Proceeds from issuance of long-term debt	154,784	225,985
Payments of long-term debt	(250,402)	(370,426)
Payments of finance lease obligations	(12,785)	(7,193)
Payments of dividends	(38,993)	—
Other financing activities	9,462	7,707
Net cash used in financing activities	(136,648)	(153,162)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(10,770)	2,696
Net decrease in cash, cash equivalents and restricted cash	(152,168)	(327,755)
Cash, cash equivalents and restricted cash, beginning of period	702,197	898,532
Cash, cash equivalents and restricted cash, end of period	$550,029	$570,777

Forward-Looking Statement Disclaimer
This press release contains forward-looking statements within the meaning of federal securities laws. You are cautioned not to place undue reliance on forward-looking statements, which are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “intend,” by the negative of these terms or other comparable terminology or by discussions of strategy, plans or intentions. These forward-looking statements, including all of the statements made under “Business Outlook” above, involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:
•health conditions or pandemics, such as COVID-19, impacting labor availability and operating capacity, capital availability, the supply chain and consumer demand for our customers’ products and services;
•dependence on the highly cyclical, volatile semiconductor industry;
•changes in cost, quality, availability and delivery times of raw materials, components and equipment, including any disruption in the supply of certain materials due to regulations and customer requirements, as well as supply constraints, production delays, fluctuations in commodity prices and wage inflation;
•industry downturns and declines in global economic and financial conditions;
•fluctuation in demand for semiconductors and conditions in the semiconductor industry generally, as well as by specific customers, such as inventory reductions by our customers impacting demand in key markets;
•changes in our capacity and capacity utilization rates and fluctuations in our manufacturing yields;
•the development, transition and ramp to high volume manufacture of more advanced silicon nodes and evolving wafer, packaging and test services technologies, which may cause production delays, lower manufacturing yields and supply constraints for new wafers and other materials;
•the absence of backlog, the short-term nature of our customers’ commitments, double bookings by customers and deterioration in customer forecasts and the impact of these factors, including the possible delay, rescheduling and cancellation of large orders, or the timing and volume of orders relative to our production capacity;
•dependence on key customers or concentration of customers in certain end markets, such as Communications and Automotive and Industrial;
•dependence on international factories and operations and risks relating to our customers’ and vendors’ international operations;
•laws, rules, regulations and policies imposed by U.S. or other governments, such as tariffs, customs, duties and other restrictive trade barriers and national security, data privacy and cybersecurity, antitrust and competition, tax, currency and banking, labor, environmental, health and safety laws;
•laws, rules, regulations and policies within China and other countries that may favor domestic companies over non-domestic companies, including customer- or government-supported efforts to promote the development and growth of local competitors;
•fluctuations in currency exchange rates, particularly the dollar/yen exchange rate for our operations in Japan;
•competition with established competitors in the packaging and test business, the internal capabilities of integrated device manufacturers and new competitors, including foundries;
•our substantial investments in equipment and facilities to support the demand of our customers;
•decisions by our integrated device manufacturer and foundry customers to curtail outsourcing;
•difficulty achieving high capacity utilization rates due to high percentage of fixed costs;
•the historical downward pressure on the prices of our packaging and test services;
•any warranty claims, product return and liability risks, and the risk of negative publicity if our products fail, as well as the risk of litigation incident to our business;

•our substantial indebtedness and restrictive covenants in the indentures and agreements governing our current and future indebtedness;
•the possibility that we may decrease or suspend our quarterly dividend;
•difficulty funding our liquidity needs;
•our significant severance plan obligations associated with our manufacturing operations in Korea;
•maintaining an effective system of internal controls;
•difficulty attracting, retaining or replacing qualified personnel;
•our continuing development and implementation of changes to, and maintenance and security of, our information technology systems;
•challenges with integrating diverse operations;
•any changes in tax laws, taxing authorities not agreeing with our interpretation of applicable tax laws, including whether we continue to qualify for tax holidays, or any requirements to establish or adjust valuation allowances on deferred tax assets;
•our ability to develop new proprietary technology, protect our proprietary technology, operate without infringing the proprietary rights of others and implement new technologies;
•natural disasters and other calamities, political instability, hostilities or other disruptions; and
•the ability of certain of our stockholders to effectively determine or substantially influence the outcome of matters requiring stockholder approval.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K”) and in the company’s subsequent filings with the Securities and Exchange Commission (“SEC”) made prior to or after the date hereof. Because such statements include risks and uncertainties, actual results may differ materially from those anticipated in such forward-looking statements as a result of various factors, including those set forth in the Form 10-K and from time to time in our other reports filed with or furnished to the SEC. You should carefully consider the trends, risks and uncertainties described in this press release, the Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of the following trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose part or all of your investment. All forward-looking statements in this press release are made based on our current expectations, forecasts, estimates and assumptions. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release except as may be required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.